Exhibits 4.7

Contract No.: Zhonglv Bao Di Zi 2013 No. 030-2

Mortgage Counter-Guarantee Contract

Mortgagor (Party A): Daqing BoRun Biotechnology Co., Ltd.

Mortgagee (Party B): Zhonglv Gredit Guarantee Limited

Mortgage Counter-Guarantee Contract

Mortgagor (Party A): Daqing BoRun Biotechnology Co., Ltd.

Mortgagee (Party B): Zhonglv Credit Guarantee Limited

To ensure the realization of the floating capital loan of industrial leading enterprises with the amount of fifty million (in words) applied by Daqing BoRun Biotechnology Co., Ltd. (hereinafter referred to as “Principal Debtor”) from Business Department of Daqing Branch of Agricultural Development Bank of China (hereinafter referred to as “Principal Creditor”) from November 12, 2013 to November 11, 2014, and to ensure the enforcement of Party B’s right of indemnity in the meantime, in accordance with “Entrusted Guarantee Contract” (No.: Zhonglv Wei Bao Di Zi 2013 No. 030 concluded between and by Principal Debtor and Zhonglv Credit Guarantee Limited, Party A voluntarily provide a mortgage counter-guarantee to Party B for Principal Debtor, Party A and Party B enter into this mortgage counter-guarantee contract through equal negotiation.

1.             Scope of Party A’s mortgage counter-guarantee

1)   All debts repaid by Party B for Principal Debtor (principal, interest, penalty interest, compound interest, compensation for damages, debtor’s liquidated damages and expenses for the enforcement of Principal Creditor’s right of mortgage, etc.), and compensatory fund possession cost that shall be paid by Principal Debtor to Party B. Compensatory fund possession cost shall be cauculated at the rate of 1% per day from Compensatory Date in accordance with all compensatory debts as the calculation base.

2)   Liquidated damages, damages, attorney’s fees, guarantee fees, etc. that shall be paid by Principal Debtor to Party B in accordance with “Entrusted Guarantee Contract”.

3)   Expenses for the enforcement of Party B’s right of mortgage (including but not limited to litigation costs, arbitration costs, property preservation fees, attorney’s fees, appraisal charges, auction expenses, execution fees, agency fees, notary fees, consulting fees, travel expenses, etc..

2.                                      Party A mortgages its property disposable, and mortgaged property is specified in the detailed list of mortgaged property under this contract, such detailed list is a part of this contract.

3.                                      Party A undertakes:

1)   To warrant to have the ownership or right of disposal of mortgaged property in accordance with law;

2)   Within the period of mortgage, the mortgaged property shall be taken good care of by Party A, who is responsible for the repair and maintenance, and warrant that the mortgaged property is all preserved well, and give full cooperation if Party B needs to know mortgaged property’s condition.

3)   The evidence documents of ownership of mortgaged property shall be deliverd by Party A to Party B on the date of the contract and taken good care of by Party B: (provisions otherwise regulated in law shall prevail.)

a)             13 real estates of company, totaling 26006.3 square meter (refer to the detailed list of mortgaged property) to be conducted mortgage registration.

b)

c)

4)   Regarding mortgaged property required to be insured by Party B, Party A shall complete all the insurance formalities upon the mortgaged property before this contract becomes effective and warrant to renew the insurance upon expiration.

5)   Party A shall be responsible for matters relating to appraisal, notarization, insurance, authentication, registration, transportation and storage, etc. under this contract and bear all enpenses.

4.                                      Within the period of mortgage, should any decrease happen to the mortgaged property owing to the action of Party A, Party A shall additionally provide to Party B another mortgaged property or effective guaranty equivalent to such decrease within 15 days upon the existence of the situation of such decrease of the mortgaged property.

5.                                      Within the period of mortgage, should damages within the scope of insurance or a third person’s behavior lead to any decrease of the value of the mortgaged property, insurance compensation or damages shall be returned to repay the loan or deposited into Party B’s designated account in advance.

6.                                      Within the period of mortgage, Party A shall obtain Party B’s written consent before renting the mortgaged property.

7.                                      Within the period of mortgage, with Party B’s written consent, Party A may transfer the mortgaged property, and the obtained of such tranfer shall be handled in the first way:

1)   Be deposited into Party B’s designated account without Party A’s use within the period of mortgage;

2)   Be returned to repay the loan in advance upon Party A’s consent.

8.                                      If any of the following conditions occurs, Party A shall promptly notify Party B:

1)   Operational mechanism changes, such as the implementation of contracting, leasing, joint venture, merger (acquisition and merger), division, shareholding reform, and foreign joint ventures (cooperation), etc.;

2)   Being involved in a massive economic dispute litigation;

3)   Disputes in right of mortgage;

4)   bankruptcy, cessation of business, dissolution, rectification, revocation of business licenses, revocation of permits or qualification certificate, revocation;

5)   Changes of legal person, legal representative, domicile, and telephone.

Party A shall notify Party B 30 days in advance if the situation of above-mentioned a) occurs; Party A shall notify Party B within 3 days upon occurence of other situations.

9.                                      Party A shall bear compensation liabilities if it violates Article 4, 5 , 7, 8 and causes Party B’s losses.

10.                               If the loan is being recovered in advance in accordance with loan contract concluded between Principal Debtor and Principal Creditor (the Bank), the credit under loan contract is not repaid in full, and Party B compensatorily repays, meanwhile, Party B shall also have right to dispose the mortgaged property in advance and recover its losses.

11.                               If the performance period of loan contract expiries, Principal Debtor fails to repay its debts, Party B compensatorily repays, meanwhile, Party B shall also have right to auction or sell off the mortgaged property in advance and have priority right to be repaid with proceeds, or to enforce right of mortgage by discounting the mortgaged property through both parties’s negotiation.

12.                               Effectiveness of Contract

1)   This contract shall come into effect upon the date of signature, and terminate on the day when all secured debts has been repaid.

2)   This contract is independent of Principal Contract, and will not be invalidated by the invalidity of Principal Contract. If Principal Contract is invalid, the Mortgagor shall undertake joint liabilities to repay all debts incurred in Principal Debtor’s repayment of loan principal, interest and compensation of losses under Principal Contract.

13.                               Dispute Resolution

Any dispute arising from the performance of this contract may be resolved through negotiation, failing of which, such dispute shall be resolved in the following first and third methods:

1)   By submitted to the People’s Court in Party B’s location;

2)   By submitted to Beijing Arbitration Committee (arbitration in Beijing), and arbitration shall be conducted in accordance with such commission’s arbitration rules in effect at the time of applying for arbitration. The arbitral award shall be final and binding to both parties.

3)   If Party B files an litigation, Party A shall bear attorney’s fees equivalent to 10% of the amount guaranteed by Party B for Principal Debtor.

4)   During litigation or arbitration, part of this contract that is not involved in disputed part shall still be performed.

14.                               Special agreed matter: If Party A fails to perform or fully perform the guarantee obligation, Party A shall voluntarily accept compulsory execution according to law.

15.                               This contract has three counterparts with each party holding one counterpart and registration administration holding one counterpart, which shall have the same legal effect.

Party A (seal):	Party B (seal):

Legal representative:	Legal representative:

Or authorized agent:	Or authorized agent:

November 4, 2013	November 4, 2013

Conclusion Location:

Attachment: Detailed list of the mortgaged property and annex

Under “Mortgage Counter-Guarantee Contract” with No. of OASISSINO Bao Di Zi 2013 No. 030-2

Detailed list of the mortgaged property

Unit: Ten thousand

No.	Name of the mortgaged property	Owner	Unit	Area	Real estate Ownership Certificate No.	Address of Real estate	Original Value of the mortgaged property	Certificated Value of the mortgaged property	Note
1	Real estate	Daqing BoRun Biotechnology Co., Ltd	m2	474.58	Qing Real Estate Ownership Certificate Datong District Zi No. NA352399	Jubao Village, Zhusan Township, Datong District		180
2	Real estate	Daqing BoRun Biotechnology Co., Ltd	m2	2106.08	Qing Real Estate Ownership Certificate Datong District Zi No. NA352402	Jubao Village, Zhusan Township, Datong District		400
3	Real estate	Daqing BoRun Biotechnology Co., Ltd	m2	1771.35	Qing Real Estate Ownership Certificate Datong District Zi No. NA352411	Jubao Village, Zhusan Township, Datong District		350
4	Real estate	Daqing BoRun Biotechnology Co., Ltd	m2	254.04	Qing Real Estate Ownership Certificate Datong District Zi No. NA376588	Jubao Village, Zhusan Township, Datong District		70

5	Real estate	Daqing BoRun Biotechnology Co., Ltd	m2	391.03	Qing Real Estate Ownership Certificate Datong District Zi No. NA376606	Jubao Village, Zhusan Township, Datong District	100
6	Real estate	Daqing BoRun Biotechnology Co., Ltd	m2	958.01	Qing Real Estate Ownership Certificate Datong District Zi No. NA376591	Jubao Village, Zhusan Township, Datong District	200
7	Real estate	Daqing BoRun Biotechnology Co., Ltd	m2	1077.07	Qing Real Estate Ownership Certificate Datong District Zi No. NA376587	Jubao Village, Zhusan Township, Datong District	200
8	Real estate	Daqing BoRun Biotechnology Co., Ltd	m2	1415.14	Qing Real Estate Ownership Certificate Datong District Zi No. NA376595	Jubao Village, Zhusan Township, Datong District	300

9	Real estate	Daqing BoRun Biotechnology Co., Ltd		1419.95	Qing Real Estate Ownership Certificate Datong District Zi No. NA533425	Jubao Village, Zhusan Township, Datong District	300
10	Real estate	Daqing BoRun Biotechnology Co., Ltd		2351.16	Qing Real Estate Ownership Certificate Datong District Zi No. NA533436	Jubao Village, Zhusan Township, Datong District	450
11	Real estate	Daqing BoRun Biotechnology Co., Ltd		1771.44	Qing Real Estate Ownership Certificate Datong District Zi No. NA533458	Jubao Village, Zhusan Township, Datong District	350
12	Real estate	Daqing BoRun Biotechnology Co., Ltd		1583.56	Qing Real Estate Ownership Certificate Datong District Zi No. NA533492	Jubao Village, Zhusan Township, Datong District	300
13	Real estate	Daqing BoRun Biotechnology Co., Ltd		10432.89	Qing Real Estate Ownership Certificate Datong District Zi No. NA539714	Jubao Village, Zhusan Township, Datong District	1800
Total		—	—	26006.3	—	—	5000	—

Mortgagor: (seal)	Mortgagee: (seal)

Legal representative:	Legal representative:

(Or authorized agent):	(Or authorized agent):

November 4, 2013	November 4, 2013